POWER OF ATTORNEY Know all by these present, that the undersigned does hereby constitute and appoint Michael Nowak, Christian Sedor, Suzanne Hanselman, Charlotte Pasiadis, Brittany Stevenson and Caroline Mills, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the undersigned to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (“SEC”), including specifically, but without limitation thereof, power of attorney to (i) enroll the undersigned in the SEC’s enhanced Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR Next”); (ii) serve as an account administrator and to manage the undersigned’s EDGAR Next account; and (iii) prepare, sign the undersigned’s name to, and submit on the undersigned’s behalf a Form ID, Schedule 13D or 13G and any amendments thereto, or a Form 144, Form 3, Form 4 or Form 5 and any amendments thereto, to be filed with the SEC; and the undersigned does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof. The undersigned may revoke the authority granted herein upon delivering a signed written notice to the foregoing attorneys-in-fact. Executed on this ____ day of April, 2025. Name: Allison Sutley State of: ___________ County of:_____________ The foregoing document was acknowledged before me on this ___ day of April, 2025 Notary Public: My Commission Expires: Allison Sutley 10 Texas Harris 10 October 11, 2026 Document Notarized using a Live Audio-Video Connection Powered by TCPDF (www.tcpdf.org) Document Id: 23ADB400-1651-11F0-BD31-25D35DA1E761 OnlineNotary.net Page 1/1